                          William E. Simon & Sons, LLC             EXHIBIT 10.5
                                310 South Street
                                  P.O. Box 1913
                            Morristown, NJ 07962-1913

                                                     December 13, 2001

PF Management, Inc.
361 Second Street NW
Hickory, North Carolina 28601

Gentlemen:

         On behalf of William E. Simon & Sons, LLC ("Simon"), I wish to thank you for the opportunity to represent PF Management, Inc. ("PF Management") as its financial advisor in connection with PF Management's identification, consideration and pursuit of strategic business and financial objectives, beginning with its acquisition of the entire equity interest (the "MBO") in Pierre Foods, Inc. ("Pierre Foods"). This letter confirms the agreement between Simon and PF Management under which Simon is becoming a financial advisor to PF Management today on the terms and conditions stated herein.

         1.       Simon solicited and accepts this engagement and agrees to:

                  a. become familiar with the businesses, operations, properties, financial condition, capital resources, financial needs, prospects, objectives and strategies of PF Management and Pierre Foods (to the extent such information is provided by PF Management);

                  b. counsel PF Management regarding practical and appropriate tactics for successfully closing the MBO and use its commercially reasonable best efforts to assist PF Management in its efforts to consummate the MBO;

                  c. counsel PF Management regarding practical and appropriate strategies, structures and terms for directly or indirectly
         (i) purchasing or otherwise acquiring Pierre Foods 10-3/4% Senior Notes Due 2006 (the "Notes"), (ii) otherwise reducing the outstanding principal amount of the Notes or the liability of Pierre Foods in respect thereof, or (iii) materially modifying the terms of the Notes to the benefit of Pierre Foods or PF Management (any of the foregoing being a "Pierre Foods Restructuring");

                  d. counsel PF Management regarding practical and appropriate strategies, structures and terms (other than conversion to PF Management equity) by which PF Management can dispose of as a liability (including through the transfer to or assumption of the liabilities by Pierre Foods or another third party) all or substantially all of the approximately $20 million in aggregate principal amount of indebtedness for borrowed money that it carries on its balance sheet as of the date hereof (a "PF Management Restructuring"); and

                  e. evaluate possible sources of financing needed in pursuit of corporate objectives and strategies, including the MBO, the Pierre Foods Restructuring and the PF Management Restructuring.

                           If Simon is asked to provide services not described above, then PF Management and Simon will enter into a separate agreement covering the additional services to be rendered and the fee to be paid to Simon.

         2. Simon acknowledges that, as financial advisor to PF Management, it is entering into a relationship of trust and confidence with PF Management in which Simon is obligated to act in the best interests of PF Management. In consequence, but without limiting the generality of such duties:

                  a. Simon hereby withdraws its pending offer, submitted with Triton Partners by letter dated July 18, 2001 addressed to the members of the special committee of the board of directors of Pierre Foods, to purchase any and all outstanding shares of Pierre Foods common stock for $2.50 per share by tender offer. In withdrawing its offer, Simon is relying upon PF Management's oral representation, hereby confirmed, that PF Management will offer to increase the price payable in the MBO for Pierre Foods common stock to $2.50 per share.

                  b. Until five years from the date of this letter, Simon will not and will cause each of its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) not to, without the prior written consent of PF Management (except in connection with Simon's performance of its duties under this letter):

                           i.  purchase, acquire or "beneficially own"
                  (determined pursuant to Rule 13d-3 under the Exchange Act) or offer or agree to purchase, acquire or beneficially own (determined as aforesaid), whether directly or indirectly or alone or in concert with others, by purchase, gift or otherwise, any equity or debt securities of Pierre Foods or of any successor to Pierre Foods by merger, consolidation, sale of assets, combination or otherwise (each, a "Transaction") if, immediately following the Transaction, those individuals and entities that held a majority of the outstanding shares of common stock of Pierre Foods before such Transaction continue to own a majority of the outstanding voting securities of the surviving entity of such Transaction (a "Successor");

                           ii. make, or in any way participate in, whether
                  directly or indirectly or alone or in concert with others, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) or become a "participant" in any "election contest" (as such terms are defined or used in the Exchange Act and the rules thereunder) with respect to Pierre Foods or any Successor or seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of, or the giving of a consent with respect to, any equity or debt securities of Pierre Foods or any Successor;

                           iii.  initiate, propose or otherwise solicit
                  shareholders for the approval of one or more shareholder proposals with respect to Pierre Foods or any Successor as described in Rule 14a-8 under the Exchange Act or otherwise;

                           iv. acquire or affect the control of Pierre Foods or any Successor or directly or indirectly form, join or in any way participate in or encourage the formation of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that has or seeks to acquire "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of any equity or debt securities of Pierre Foods or any Successor;

                           v. acquire, offer to acquire or agree to acquire, whether directly or indirectly or alone or in concert with others, by purchase, exchange or otherwise, all or substantial portions of the assets, tangible or intangible, of Pierre Foods or any Successor;

                           vi. arrange, or in any way participate in or encourage, directly or indirectly, any financing for the purchase of equity or debt securities or assets of Pierre Foods or any Successor;

                           vii.  seek, whether alone or in concert with others,
                  (i) to propose any business combination to Pierre Foods or any Successor or the holders of their equity or debt securities, or (ii) to control, change or influence the management, board of directors or policies of Pierre Foods or any Successor or nominate any person as a director of Pierre Foods or any Successor who is not nominated by the then-incumbent directors, or propose any matter to be voted upon or consented to by the holders of equity or debt securities of Pierre Foods or any Successor, whether pursuant to the proxy rules of the Securities and Exchange Commission or otherwise;

                           viii. encourage or render advice to or make any
                  recommendation or proposal to any individual or entity to engage in any of the actions covered by this paragraph 2; or

                           ix. announce an intention, or enter into any arrangement or understanding with any individual or entity, to do any of the actions restricted or prohibited under this paragraph 2.

         3. Simon's engagement will commence on the date of this letter and will continue until it expires one year from the date hereof, unless the MBO is consummated no later than one year from the date hereof, in which case Simon's engagement will continue until it expires one year from the date of such consummation (the "Engagement Period"). Either party may terminate (i) Simon's engagement or (ii) the agreement evidenced by this letter for a breach of this letter agreement by the other party hereto, it being understood that such termination will not relieve the breaching party of liability for its breach. Subparagraph b of paragraph 2, and paragraphs 4 through 17 and 20 and 21 of this letter, will survive and remain in effect for the duration of the statute of limitations applicable to contractual obligations of such nature notwithstanding the expiration or termination of Simon's engagement hereunder or the termination of this agreement; provided, however, that if Simon's engagement or this agreement is terminated by Simon in connection with a breach of this agreement by PF Management, subparagraph b of paragraph 2 of this letter shall not survive.

         4. Simon will be entitled to the following compensation for its services hereunder:

                  a. If the MBO is consummated before December 13, 2002, or, if later, during the six months following termination or expiration of Simon's engagement hereunder, then PF Management will pay to Simon in cash, upon consummation of such transaction, a fee equal to $250,000.

                  b. If a Pierre Foods Restructuring is consummated during the Engagement Period or, if later, during the two-year period following termination or expiration of Simon's engagement hereunder (the "Tail Period"), then, provided that one or more Pierre Foods Restructurings have occurred and cumulatively have included Notes in an aggregate principal amount in excess of $57.5 million, PF Management will cause Pierre Foods to pay to Simon in cash, upon consummation of such transaction, a fee in an amount determined as follows: if the fair market value of the cash and securities paid in exchange for the Notes in the transaction or series of transactions is exceeded by the aggregate principal amount of the Notes the liability on which has been extinguished or otherwise permanently avoided in such transaction or series of transactions (the excess amount being the "Discount") by 25% or less, then the amount of the fee will be 4% of the Discount; if the Discount is more than 25% but not more than 50%, then the amount of the fee will be 5% of the Discount; and if the Discount is more than 50%, then the amount of the fee will be 6% of the Discount; provided, however, that during the last nine months of the Tail Period, if the Discount is 25% or less then the amount of the fee will be 2% of the Discount, if the Discount is more than 25% but not more than 50% then the amount of the fee will be 2.5% of the Discount, and if the Discount is more than 50% then the amount of the fee will be 3% of the Discount.

                  c. If a PF Management Restructuring is consummated during the Engagement Period or, if later, during the Tail Period, then PF Management will pay to Simon in cash, upon consummation of such transaction, a fee equal to $1,200,000.

                  d. With a view to preserving for Simon the benefit of its bargain hereunder, should PF Management or Pierre Foods become a debtor in a bankruptcy case commenced (and not dismissed within 30 days after commencement) before the last date on which a transaction could be consummated that would obligate PF Management to pay or cause to be paid to Simon a fee pursuant to paragraph 4 of this letter, then PF Management will use its commercially reasonable best efforts to cause such debtor to retain Simon on terms substantially similar to the terms stated in this letter, with fee priority under Bankruptcy Code Sections 503 and 507(a).

         5. In addition to the fees payable to Simon, PF Management will reimburse Simon, upon request from time to time, for its reasonable out-of-pocket expenses incurred in connection with this engagement (including expenses incurred before the date hereof in connection with the negotiation of this letter and in connection with the offer mentioned in subparagraph a of paragraph 2 hereof), such expenses not to exceed $125,000 in the aggregate unless approved by PF Management in writing (which approval will not be unreasonably withheld). Out-of-pocket expenses include transportation, lodging, meals, document services, database services, facsimile charges, courier charges and the fees and expenses of all lawyers engaged by Simon to advise it in connection with this engagement. Simon will support its requests for reimbursement of expenses with invoices prepared in reasonable detail.

         6. PF Management will use its commercially reasonable best efforts to consummate the MBO at a price per share of $2.50.

         7. PF Management will furnish all information reasonably requested by Simon for the purpose of rendering services hereunder, including such financial projections as may be constructed by PF Management or provided to PF Management by Pierre Foods ("Information"). PF Management recognizes and confirms that Simon: (i) will use and rely on the Information and on other information available from generally recognized public sources in performing the services contemplated by this letter without any obligation to independently verify the Information or such other information; (ii) will assume no responsibility for the accuracy or completeness of the Information or such other information; and (iii) will make no appraisal of any of the assets or liabilities of PF Management, Pierre Foods or any other entity. Neither PF Management nor Pierre Foods has made any representation or warranty in or pursuant to this letter concerning the accuracy or completeness of any Information.

         8. Simon agrees to treat any information concerning PF Management or Pierre Foods, or concerning an individual or entity directly or indirectly controlling or controlled by or under common control with (an "Affiliate" of) either PF Management or Pierre Foods, that has been disclosed to or received by Simon at any time from or on behalf of PF Management, Pierre Foods or an Affiliate of either of them or otherwise, together with analyses, compilations, studies or other documents or records prepared by PF Management, Pierre Foods or an Affiliate of either of them or any employees, officers, directors, managers, members, partners, shareholders, advisors or agents (collectively, "Representatives") of PF Management or Pierre Foods or an Affiliate of either of them, to the extent that such analyses, compilations, studies, documents or records contain or otherwise reflect or are generated from such information (collectively, "PF Confidential Information"), in accordance with the provisions of paragraphs 9, 10 and 11 of this letter. PF Confidential Information does not include information that (i) was or becomes generally available to the public other than as a result of a disclosure by Simon, its Affiliates or any of their Representatives in breach of this Agreement, (ii) was or becomes available to Simon or an Affiliate thereof in good faith on a nonconfidential basis from a source other than PF Management or Pierre Foods or an Affiliate of either of them or a Representative of any of them, provided that such source is not known by Simon or such Affiliate to be under an obligation of confidentiality to any of the foregoing or otherwise prohibited from transmitting the information to Simon or such Affiliate by a contractual, legal or fiduciary duty, or (iii) was within the possession of Simon or an Affiliate thereof before it was furnished to Simon or an Affiliate thereof by or on behalf of PF Management or Pierre Foods or an Affiliate of either of them pursuant to this letter, provided that the source of such information was not known by Simon or such Affiliate to be under an obligation of confidentiality to PF Management or Pierre Foods or an Affiliate of either of them or a Representative of any of them or otherwise prohibited from transmitting the information to Simon or an Affiliate thereof by a contractual, legal or fiduciary obligation.

         9. Simon hereby covenants and agrees with PF Management that Simon will, and will cause its Affiliates to, maintain as confidential and protect the PF Confidential Information until December 13, 2006 (the "Restricted Period"). Accordingly, Simon and its Affiliates will not, directly or indirectly, for their own benefit or for the benefit of any individual or entity other than PF Management or Pierre Foods, use or disclose PF Confidential Information for any purpose or in any manner whatsoever, during the Restricted Period; provided, however, that (i) PF Confidential Information may be disclosed
(a) to Representatives of Simon and its Affiliates if and to the extent that they need the information for the purpose of assisting Simon in the execution of this engagement, it being understood that they will be informed by Simon of the confidential nature of such information and will be directed by Simon to treat such information confidentially and that Simon will be liable for any disclosure or use made by any of them that is prohibited by this Agreement, and (b) as may be required by law, rule or regulation as advised by counsel, and (ii) any disclosure or other use of PF Confidential Information may be made to which PF Management or Pierre Foods, as the case may be, consents in advance in writing or which is permitted by the provisions of this letter.

         10. In the event that Simon or any of its Affiliates or any of their Representatives is requested or required by oral question or request for information or documents in a legal proceeding or by interrogatory, subpoena, civil investigative demand or similar process to disclose any PF Confidential Information (a "Simon Witness"), it is agreed that Simon, unless prohibited by law, rule or regulation, will provide PF Management and Pierre Foods with prompt notice of such request or requirement in order that either or both of them might seek an appropriate protective order or waive compliance with the provisions of this letter (or both). It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, the Simon Witness is nonetheless compelled to disclose PF Confidential Information under applicable law, then the Simon Witness may disclose such information to the extent required. Simon covenants and agrees with PF Management and Pierre Foods, for the benefit not only of them but also for the benefit of all of their Affiliates and Representatives, that neither Simon nor any of its Affiliates will assert, nor will Simon or any of its Affiliates assist any other individual or entity in the assertion of, any Loss (or Claim in respect thereof) based, in whole or in part, on PF Confidential Information, except as expressly provided above in this paragraph 10 and except in connection with a dispute hereunder. This covenant and agreement is perpetual and, accordingly, will survive the expiration or termination of this engagement forever.

         11. Simon will promptly, upon the request of PF Management or Pierre Foods, return all materials furnished by PF Management, Pierre Foods, any of their Affiliates or any of their Representatives to Simon, any of its Affiliates or any of their Representatives, in each case containing PF Confidential Information, without retaining any copy or reproduction thereof. In the event of any such request, all other documents constituting PF Confidential Information will be held subject to the provisions of this letter and, to the extent permitted or required by any document retention or similar policy, will be destroyed. Simon will continue to be bound by its obligations (including its obligations of confidentiality) hereunder notwithstanding the return or destruction of PF Confidential Information or the termination of Simon's engagement.

         12. PF Management agrees for itself, and agrees to cause Pierre Foods, to treat any information concerning Simon or an Affiliate thereof that has been disclosed to or received by PF Management or Pierre Foods at any time from or on behalf of Simon or an Affiliate thereof or otherwise, together with analyses, compilations, studies or other documents or records prepared by Simon or an Affiliate thereof or any employees, officers, directors, managers, members, partners, shareholders, advisors or agents (collectively, "Representatives") of Simon or an Affiliate thereof, to the extent that such analyses, compilations, studies, documents or records contain or otherwise reflect or are generated from such information or from information concerning PF Management or Pierre Foods or an Affiliate of either of them (collectively, "Simon Confidential Information"), in accordance with the provisions of paragraphs 13, 14 and 15 of this letter. Simon Confidential Information does not include information that (i) was or becomes generally available to the public other than as a result of a disclosure by PF Management, Pierre Foods, an Affiliate of either of them or any of their Representatives in breach of this Agreement, (ii) was or becomes available to PF Management, Pierre Foods or an Affiliate of either of them in good faith on a nonconfidential basis from a source other than Simon or an Affiliate thereof or a Representative of any of them, provided that such source is not known by PF Management, Pierre Foods or such Affiliate to be under an obligation of confidentiality to any of the foregoing or otherwise prohibited from transmitting the information to PF Management, Pierre Foods or such Affiliate by a contractual, legal or fiduciary duty, (iii) was within the possession of PF Management or Pierre Foods or an Affiliate of either of them before it was furnished to PF Management or Pierre Foods or an Affiliate of either of them by or on behalf of Simon or an Affiliate thereof pursuant to this letter, provided that the source of such information was not known by PF Management, Pierre Foods or such Affiliate to be under an obligation of confidentiality to Simon or an Affiliate thereof or a Representative of any of them or otherwise prohibited from transmitting the information to PF Management, Pierre Foods or an Affiliate of either of them by a contractual, legal or fiduciary obligation; or (iv) information concerning operation of the market for corporate debt securities.

         13. PF Management hereby covenants and agrees with Simon that PF Management will, and will cause Pierre Foods and their Affiliates to, maintain as confidential and protect the Simon Confidential Information during the Restricted Period. Accordingly, PF Management will not, and will not permit Pierre Foods or any of their Affiliates to, directly or indirectly, for their own benefit or for the benefit of any individual or entity, use or disclose Simon Confidential Information for any purpose or in any manner whatsoever, during the Restricted Period; provided, however, that (i) Simon Confidential Information may be used in furtherance of the MBO, the Pierre Foods Restructuring or the PF Restructuring (however, such information shall not be disclosed to third parties other than Representatives of PF Management, Pierre Foods and their Affiliates in furtherance of such efforts); (ii) Simon Confidential Information may be disclosed (a) to Representatives of PF Management, Pierre Foods and their Affiliates if and to the extent that they need the information for the purpose of assisting PF Management or Pierre Foods in the execution of this engagement, it being understood that they will be informed by PF Management or Pierre Foods of the confidential nature of such information and will be directed by PF Management or Pierre Foods to treat such information confidentially and that PF Management will be liable for any disclosure or use made by any of them that is prohibited by this Agreement, and
(b) as may be required by law, rule or regulation as advised by counsel, and
(iii) any disclosure or other use of Simon Confidential Information may be made to which Simon consents in advance in writing or which is permitted by the provisions of this letter.

         14. In the event that PF Management or Pierre Foods, any Affiliate of either of them or any of their Representatives is requested or required by oral question or request for information or documents in a legal proceeding or by interrogatory, subpoena, civil investigative demand or similar process to disclose any Simon Confidential Information (a "PF Witness"), it is agreed that PF Management, unless prohibited by law, rule or regulation, will provide Simon with prompt notice of such request or requirement in order that Simon might seek an appropriate protective order or waive compliance with the provisions of this letter (or both). It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, the PF Witness is nonetheless compelled to disclose Simon Confidential Information under applicable law, then the PF Witness may disclose such information to the extent required. PF Management covenants and agrees with Simon, for the benefit not only of Simon but also for the benefit of all of its Affiliates and Representatives, that neither PF Management nor any of its Affiliates will assert, nor will PF Management or any of its Affiliates assist any other individual or entity in the assertion of, any Loss (or Claim in respect thereof) based, in whole or in part, on Simon Confidential Information, except as expressly provided above in this paragraph 14 and except in connection with a dispute hereunder. This covenant and agreement is perpetual and, accordingly, will survive the expiration or termination of this engagement forever.

         15. PF Management will, and will cause Pierre Foods to, promptly, upon the request of Simon, return all materials furnished by Simon, any of its Affiliates or any of their Representatives to PF Management, Pierre Foods, any Affiliate of any of them or any of their Representatives, in each case containing Simon Confidential Information, without retaining any copy or reproduction thereof. In the event of any such request, all other documents constituting Simon Confidential Information will be held subject to the provisions of this letter and, to the extent permitted or required by any document retention or similar policy, will be destroyed. PF Management will continue to be bound by its obligations (including its obligations of confidentiality) hereunder notwithstanding the return or destruction of Simon Confidential Information or the termination of Simon's engagement.

         16. Because money damages would not be a sufficient remedy for breach of the provisions of this letter, each party will be entitled to specific performance and injunctive or other equitable relief as remedies for such a breach by the other party. Such remedies will not be the exclusive remedies for breach of such provisions, but will instead be in addition to all other remedies available at law or in equity.

         17. PF Management hereby agrees to indemnify, hold harmless and reimburse Simon and each other Indemnified Simon Party (as defined below), and Simon hereby agrees to indemnify, hold harmless and reimburse PF Management, Pierre Foods and each other Indemnified PF Party (as defined below), as follows:

                  a. PF Management agrees to indemnify Simon, its Affiliates and their respective Representatives (each, an "Indemnified Simon Party") and to hold them harmless from and against any and all losses, claims, damages and liabilities, joint or several ("Losses") to which any of them may become subject relating to or arising out of this engagement of Simon by PF Management and will reimburse each Indemnified Simon Party for all expenses (including, without limitation, the fees and expenses of legal counsel) as and when reasonably incurred in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim, action, suit or proceeding arising therefrom (a "Claim"); provided, however, that PF Management will not be liable to any Indemnified Simon Party for any Loss to which such Indemnified Simon Party may become subject by reason of the gross negligence or intentional misconduct of such Indemnified Simon Party or the breach by Simon of any provision of this letter. Simon agrees to indemnify PF Management, Pierre Foods, the Affiliates of each of them and their respective Representatives (each, an "Indemnified PF Party") and to hold them harmless from and against any and all Losses to which any of them may become subject relating to or arising out of a breach of this letter agreement by Simon and will reimburse each Indemnified PF Party for all expenses (including, without limitation, the fees and expenses of legal counsel) as and when reasonably incurred in connection with investigating, preparing or defending, or providing evidence in, any Claim.

                  b. If indemnification is to be sought hereunder by an Indemnified Simon Party or an Indemnified PF Party (an "Indemnified Party"), then such Indemnified Party will promptly notify the indemnifying party of the commencement of any Claim in respect thereof; but failure to give such notice will not relieve the indemnifying party from any liability or obligation that it would have under this paragraph except and only to the extent that such failure results in actual prejudice to such indemnifying party through the loss of defenses. Following such notice, the indemnifying party may elect in writing to assume the defense of such Claim (and the costs related thereto), and, upon such election, the indemnifying party will not be liable for any legal costs subsequently incurred by such Indemnified Party (other than costs of investigation or the production of documents or witnesses) unless (i) the indemnifying party has failed to provide legal counsel reasonably satisfactory to such Indemnified Party in a timely manner, (ii) the representation of such Indemnified Party by legal counsel selected by the indemnifying party would be inappropriate due to conflicts of interest or (iii) there are legal defenses available to such Indemnified Party that are different from or additional to those available to the indemnifying party or any other Indemnified Party represented by such legal counsel. Nothing set forth herein will preclude any Indemnified Party from retaining its own counsel at its own expense. Each of PF Management and Simon, as an indemnifying party, agrees that it will not, without the prior written consent of the other (which will not be unreasonably withheld), settle, compromise or consent to the entry of judgment in any pending or threatened Claim in respect of which indemnification could be sought hereunder unless such settlement includes a provision unconditionally releasing such other and all other Indemnified Parties who are parties to such pending or threatened Claim. Each of PF Management and Simon, as an indemnifying party, will use its commercially reasonable best efforts, in connection with securing the settlement of any pending or threatened Claim, to include therein a provision unconditionally releasing the other party and all other Indemnified Parties (whether or not any Indemnified Party is a party to such Claim) from and holding them harmless against all Loss in respect of Claims by any releasing party related to or arising out of such matters or any transaction or conduct in connection therewith.

                  c. If the indemnification and reimbursement provisions set forth above are unavailable or insufficient to hold an Indemnified Party harmless, then the indemnifying party will nonetheless contribute to any such amounts paid or payable by such Indemnified Party in a proportion that appropriately reflects the relative benefits received by the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, in connection with the matters to which such expenses or other amounts relate. If the foregoing allocation according to relative benefits is not permitted by applicable law, then amounts will be contributed by the indemnifying party to the Indemnified Party in such proportion as appropriately reflects not only the relative benefits referred to above, but also the relative fault of the indemnifying party, on the one hand, and the Indemnified Party, on the other hand, as well as any other relevant equitable considerations.

                  d. Notwithstanding anything in this paragraph 17 to the contrary, Simon shall not be obligated to indemnify any Indemnified PF Party for Losses related to consequential, special, incidental or punitive damages, whether or not foreseeable, and Simon's maximum liability under this letter agreement to the Indemnified PF Parties shall be limited to the aggregate amount of the fees actually paid to Simon pursuant to paragraph 4 hereof. Except as contemplated by the first sentence of paragraph 16 hereof, this paragraph 17 shall be the exclusive remedy available to the Indemnified PF Parties with respect to any Losses relating to or arising out of this letter agreement.

         18. PF Management and Simon agree and acknowledge that this letter is solely for the benefit of the parties to this letter and their Affiliates and Representatives (and Representatives of Affiliates) and Indemnified Parties, as expressly provided herein, and that Simon will owe no duty to any other individual or entity by reason of this engagement.

         19. Before the expiration or termination of Simon's engagement hereunder and notwithstanding the other provisions of this letter, PF Management will cause any statement by PF Management or by Pierre Foods that mentions Simon or touches upon the MBO, the Pierre Foods Restructuring or the PF Management Restructuring, and in any such case is intended for public disclosure, to be submitted to Simon for its review as far in advance as reasonably practicable before release and to be released only in form and substance approved by Simon; provided, however, that Simon's approval will not be unreasonably withheld or delayed.

         20. PF Management represents and warrants to Simon that approximately $20 million in aggregate principal amount of indebtedness constitutes substantially all of its liabilities at the date hereof. PF Management covenants and agrees with Simon that it will not dispose of less than all or substantially all of such indebtedness during the Engagement Period or, if later, during the two year period following termination or expiration of Simon's engagement hereunder, except that PF Management may dispose of up to $1 million of indebtedness accrued at the date hereof.

         21. This letter may not be amended or modified except in a writing signed by the party sought to be charged. By signing in the space provided below, each party represents and warrants to the other parties that the agreement evidenced by this letter has been duly authorized by the signing party and is a legal, valid and binding obligation of the signing party. This letter, including for this purpose the accompanying Guarantee, which may be signed in counterparts, evidences the entire agreement among Simon, PF Management, Pierre Foods and their Affiliates touching upon the subject matter hereof and supersedes any and all prior or contemporaneous understandings or commitments of such entities and individuals relating to such subject matter. This letter will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to the principles of conflict of laws thereof).


                            [Signatures on next page]

                                             Very truly yours,

                                             WILLIAM E. SIMON & SONS, LLC


                                             By:  /s/ Erik M.W. Caspersen
                                                ----------------------------
                                                      Erik M.W. Caspersen
                                                      Principal

Agreed as of the date first written above:

PF MANAGEMENT, INC.


By:  /s/ David R. Clark
   --------------------------------------
         David R. Clark
         President


                                    GUARANTEE

         Pierre Foods, Inc. hereby guarantees to William E. Simon & Sons, LLC and each Indemnified Simon Party (as defined in paragraph 17 of the foregoing letter) the due and punctual payment and performance in full of each and all of the obligations, covenants and agreements of PF Management, Inc. evidenced by such letter.

Dated:  December 13, 2001

PIERRE FOODS, INC.


By:  /s/ Pamela M. Witters
   --------------------------------------
         Pamela M. Witters
         Chief Financial Officer

By:  /s/ Bobby G. Holman
   ---------------------------------------
         Bobby G. Holman
         Chairman of the Special Committee
           of the Board of Directors